UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, DC 20549
FORM 8‑K
CURRENT REPORT Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): May 21, 2012
TOR Minerals International, Inc. (Exact Name of Registrant as Specified in Its Charter) Delaware (State or Other Jurisdiction of Incorporation)
0-17321 (Commission File Number) 722 Burleson Street Corpus Christi, Texas (Address of Principal Executive Offices)	74-2081929 (IRS Employer Identification No.) 78402 (Zip Code)
(361) 883-5591 (Registrant's Telephone Number, Including Area Code) N/A (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 8.01           Other Events.

On May 21, 2012, TOR Minerals International, Inc. (the "Company") announced that it has received a purchase order from a major international chemical customer to supply synthetic rutile titanium dioxide feedstock in an aggregate amount of $11 million.  The Company expects to ship and recognize revenue for the entire transaction late during the second quarter of 2012.

"This order has a positive effect on our second quarter financial results.  In addition to incremental gross profit contribution, the order should increase the utilization of our Malaysian plant and allow us to capture previously unabsorbed fixed costs," stated Dr. Olaf Karasch.  "After fulfilling this purchase order, the balance of our inventory and feedstock production capacity for 2012 will be used for our internal needs.  Long-term market conditions for the titanium dioxide feedstock appear to be favorable, and as such, we are exploring alternatives for delivering feedstock material to third parties during 2013 and on a regular basis thereafter."

A copy of this press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

ITEM 9.01           EXHIBITS

(d)	Exhibits. The following exhibit is furnished in accordance with the provisions of Item 601 of Regulation S-B:
	Exhibit Number 99.1	Description Press Release, dated May 21, 2012, announcing the receipt of purchase order
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
TOR MINERALS INTERNATIONAL, INC. _____________________ (Registrant)

Date: May 21, 2012		/s/ BARBARA RUSSELL
Barbara Russell Chief Financial Officer

EXHIBIT INDEX

Exhibit Number 99.1	Description Press Release, dated May 21, 2012, announcing the receipt of purchase order
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